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                                                                    EXHIBIT 99.3

                            [WELLS FARGO LETTERHEAD]


KPMG LLP
Three Embarcadero Center
San Francisco, CA 94111


March 15, 2002


Ladies and Gentlemen:

We are providing you this letter in connection with your examination of management's assertion about Wells Fargo Bank, N.A. (the Company), as servicer for the First Security Auto Grantor Trusts 1998-A, the First Security Auto Owner Trust 1998-1, 1999-1, 1999-2, 2000-1, and 2000-2, the First Security Auto
Conduit 2000-A and 2000-B, and Wells Fargo Auto Owner Trust 2001-A, compliance with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP) as of and for the year ended December 31, 2001 for the purpose of expressing an opinion as to whether management's assertion is fairly stated, in all material respects.

We confirm, to the best of our knowledge and belief, the following representations made to you during your examination:

1. We are responsible for complying with the minimum servicing standards in the USAP.

2. We are responsible for establishing and maintaining effective internal control over compliance with the minimum servicing standards.

3. We have performed an evaluation of the Company's compliance with the minimum servicing standards.

4. As of and for the year ended December 31, 2001, the Company has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

5. We have disclosed to you all known noncompliance with the minimum servicing standards.

6. We have made available to you all documentation related to compliance with the minimum servicing standards.
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7.   We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the minimum servicing standards, including communications received between December 31, 2001 and March 15, 2002.

8. We have disclosed to you any known noncompliance occurring subsequent to December 31, 2002.

Very truly yours,


WELLS FARGO BANK, N.A.

/s/ DIANNE D. BREUER
-------------------------------
Dianne Breuer
Senior Vice President
Operations - Auto Finance Group


/s/ BARBARA NAU
-------------------------------
Barbara Nau
Vice President
Finance Manager

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                            [WELLS FARGO LETTERHEAD]

                              Management Assertion
                                 March 15, 2002

As of and for the year ended December 31, 2001, Wells Fargo Bank, N.A., as servicer for the First Security Auto Grantor Trusts 1998-A, the First Security Auto Owner Trust 1998-1, 199-1, 1999-2, 2000-1, and 2000-2, the First Security
Auto Conduit 2000-A and 2000-B, and Wells Fargo Auto Owner Trust 2001-A has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA) Uniform Single Attestation Program for Mortgage Bankers (USAP). As of and for the year ended December 31, 2001, Wells Fargo Bank, N.A. as servicer for the First Security Auto Grantor Trusts 1998-A, the First Security Auto Owner Trust 1998-1, 1999-1, 1999-2, 2000-1, and 2000-2, the First Security Auto Conduit 2000-A and 2000-B, and Wells Fargo Auto Owner Trust 2001-A had in effect a fidelity bond in the amount of $50,000,000 and an errors and omissions policy in the amount of $10,000,000.

Very truly yours,


Wells Fargo Bank, N.A.

/s/ DIANNE BREUER
----------------------------
Dianne Breuer
Senior Vice President
Operations - Auto Finance Group


/s/ BARBARA NAU
----------------------------
BARBARA NAU
Vice President
Finance Manager